SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Biozhem Cosmeceuticals, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Texas
                                      -----
         (State or Other Jurisdiction of Incorporation or Organization)

                                   76-0118305
                                   ----------
                      (I.R.S. Employer Identification No.)

      32238 Paseo Adelanto, Suite A, San Juan Capistrano, California 92675
      --------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Agreement for Consulting Services with Sierra Silicon, as Amended
        -----------------------------------------------------------------
                            (Full Title of the Plan)

                      Gayle Walker, Chief Executive Officer
                      -------------------------------------
                     (Name and Address of Agent For Service)

                                 (949) 488-2184
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
========================= ==================== ===================== ====================== =====================
                                                     Proposed              Proposed
        Title of                                     Maximum                Maximum
       Securities               Amount               Offering              Aggregate             Amount of
         to be                   to be              Price Per              Offering             Registration
       Registered           Registered (1)          Share (2)              Price (2)                Fee
------------------------- -------------------- --------------------- ---------------------- ---------------------
     Common Stock,
    $.001 per share             76,870                $0.50                 $38,435                  $11
       par value                shares
    ("Common Stock")
========================= ==================== ===================== ====================== =====================

(1) Represents the maximum number of shares which may be issued pursuant to the above plan.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457, based on the market price on December 1, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, documents containing the information specified in Part I of Form S-8 will be distributed to persons who receive shares of Common Stock pursuant to the Plan. Such disclosure documents collectively constitute a Section 10(a) prospectus and are incorporated by reference in this Registration Statement, but are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by Biozhem Cosmeceuticals, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999.

         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

         (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

         (e) The description of the Common Stock of the Company contained in its registration statement on Form 8-A, Commission File No. 1-9206.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

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

ITEM 4. DESCRIPTION OF SECURITIES.

         No response is required to this Item.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this Item.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Texas corporations against any judgments, penalties, fines, settlements and reasonable expenses which may be incurred in connection with any threatened, pending or completed proceeding in which the director or officer is a named defendant or respondent. The Company's Bylaws, as amended and restated, require the Company to indemnify and advance expenses to the Company's directors and officers to the maximum extent allowed by the Texas Business Corporation Act.

         The Articles of Incorporation of the Company, as amended and restated (the "Articles"), expressly provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damage for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided for by a statute of the State of Texas.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         No response is required to this Item.

ITEM 8. EXHIBITS.

        5         Opinion of Counsel

       23.1       Consent of Corbin & Wertz, Independent Auditors

       23.2       Consent of Counsel (contained in Exhibit 5)


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

ITEM 9. UNDERTAKINGS.

(a)      The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (iii) include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Juan Capistrano, State of California, on this 5 day of December, 2000.


                                           BIOZHEM COSMECEUTICALS, INC.



                                           By: /s/ Gayle Walker
                                               ------------------
                                               Gayle Walker,
                                               Chief Executive Officer


         Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signatures                        Title                          Date
   ----------                        -----                          ----


/s/ Gayle Walker            Chief Executive Officer            December 5, 2000
------------------------    (Principal executive officer)
Gayle Walker


/s/ Stan Wylie              Chief Financial Officer            December 5, 2000
------------------------    (Principal financial and
Stan Wylie                  accounting officer) and
                            Director


/s/ John C. Riemann         Director and                       December 5, 2000
------------------------    Chairman of the Board
John C. Riemann



/s/ Alan Goldsberry         Director                           December 5, 2000
------------------------
Alan Goldsberry




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